EXHIBIT (a)(2)(ii)

FORM OF ELECTION

Concerning Exchange of Options to Purchase Shares of

Leap Wireless International, Inc. Common Stock
for New Options Pursuant to the Offer to Exchange,
Dated November 20, 2001

       THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 9:00 P.M., PACIFIC TIME, ON TUESDAY, DECEMBER 18, 2001 (THE “EXPIRATION DATE”), UNLESS THE OFFER IS EXTENDED.

To:	Leap Wireless International, Inc.

10307 Pacific Center Court
San Diego, California 92121
Attention: Stock Administration
(Telephone: (858) 882-6035)
(Facsimile: (858) 882-9060)

      DELIVERY OF THIS ELECTION FORM TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

      Pursuant to the terms and subject to the conditions of the Offer to Exchange, dated November 20, 2001, and this Election Form, I hereby tender options (“Eligible Options”) to purchase shares of common stock, par value $0.0001 per share, of Leap Wireless International, Inc. with an exercise price per share of $35.00 or more which are outstanding under the following stock option plans or arrangements (the “Eligible Plans”):

(i) Leap’s 1998 Stock Option Plan, as amended (the “1998 Plan”); or

(ii) the Cricket Communications, Inc. 1999 Stock Option Plan, as amended (the “Cricket Plan”)

and all of my other outstanding options, including Eligible Options, which were granted to me on or after May 18, 2001, regardless of exercise price and regardless of the option plan under which such options were granted (the “Required Options”). The Eligible Options and Required Options I am tendering are listed on page 4 below.

      NOTE: To validly tender such options you must complete the table on page 4 of this Election Form according to instructions 2 and 3 on page 6 of this Election Form. By choosing to tender any of your Eligible Options for exchange pursuant to this Election Form, you will automatically be deemed to have tendered all of your Required Options for exchange and cancellation.

To Leap Wireless International, Inc.:

      Upon the terms and conditions set forth in (1) the Offer to Exchange, dated November 20, 2001 (the “Offer to Exchange”), my receipt of which I hereby acknowledge, and (2) this Election Form (which, together with the Offer to Exchange, as they may be amended from time to time, constitute the “Offer”), I, the undersigned, hereby tender to Leap Wireless International, Inc., a Delaware corporation (“Leap”), the options to purchase shares (“Option Shares”) of Leap common stock, par value $0.0001 per share, specified in the table on page 4 of this Election Form (the “Options”) in exchange for “New Options.” In accordance with the specific terms and conditions of the Offer, I hereby tender, in addition to one or more of my Eligible Options, all of my Required Options. I also understand that I will receive, subject to the terms and conditions of the Offer, a New Option for the same number of shares of common stock subject to each Eligible Option and Required Option I hereby tender for exchange and cancellation. I understand that each of the New Options will be granted to me under the 1998 Plan, the Cricket Plan or Leap’s 2001 Non-Qualified Stock Option Plan (the “2001 Plan”), as the case may be, depending on the Eligible Plan under which the Eligible Options and Required Options I am tendering were granted, and will be evidenced by one or more new stock option agreements between Leap and me.

      I have listed each Option I am tendering on page 4 of this Election Form, and I am tendering each such Option in its entirety (to the extent outstanding). I understand that Leap will not accept a tender of only a portion of an outstanding Option. I also understand that I may not tender pursuant to the Offer any shares of common stock that I own, including any common stock I own as a result of exercising options granted to me, whether or not those shares have vested. I further understand and agree that by choosing to tender one or more of my Eligible Options for exchange pursuant to this Election Form, I am hereby automatically deemed to have tendered all of my Required Options for exchange and cancellation.

      I understand that each tendered Option accepted for exchange by Leap pursuant to the Offer will be cancelled on or promptly after the Expiration Date of the Offer and, upon such acceptance for exchange and cancellation, I will have no further right or entitlement to purchase any shares of common stock pursuant to the terms of that cancelled Option.

      I acknowledge that (1) the New Options will not be granted until on or after the first trading day that is at least six months and one day after the date the Options tendered hereby are accepted for exchange and cancelled, but no later than July 3, 2002, and (2) each of the New Options will be subject to the terms and conditions set forth in a new stock option agreement between Leap and me that will be forwarded to me after the grant date of the New Options. I also acknowledge that I must remain an employee of Leap or one of its subsidiaries from the date I tender the Options through the date the New Options are granted in order to receive those New Options. I FURTHER ACKNOWLEDGE THAT IF I DO NOT REMAIN SUCH AN EMPLOYEE, I WILL NOT RECEIVE ANY OF THE NEW OPTIONS OR ANY OTHER CONSIDERATION FOR ANY OF MY TENDERED OPTIONS THAT ARE ACCEPTED FOR EXCHANGE AND CANCELLED PURSUANT TO THE OFFER. IN ADDITION, I UNDERSTAND THAT THIS OFFER DOES NOT CHANGE THE “AT-WILL” NATURE OF MY EMPLOYMENT WITH LEAP OR ONE OF ITS SUBSIDIARIES, AND MY EMPLOYMENT MAY BE TERMINATED BY LEAP OR BY ME AT ANY TIME, INCLUDING PRIOR TO THE GRANT DATE OR VESTING OF THE NEW OPTIONS, FOR ANY REASON, WITH OR WITHOUT CAUSE.

      I acknowledge that Leap has advised me to consult with my own legal, tax and investment advisors as to the consequences of participating or not participating in the Offer.

      I hereby represent and warrant that I have full power and authority to tender the Eligible Options and Required Options tendered hereby and that, when and to the extent accepted for exchange by Leap, such Options will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, other than pursuant to the applicable option agreement, and such Options will not be subject to any adverse claims. Upon request, I will execute and deliver any additional documents deemed by Leap to be necessary or desirable to complete the exchange of the Options I am tendering hereby.

      I understand that except as stated in the Offer, this tender is irrevocable. I further understand that my decision to tender the Options will not be affected by, and shall survive, my death or incapacity, and all of my obligations under this Election Form will be binding upon my heirs, personal representatives, successors and assigns.

      By execution hereof, I understand that tenders of Options pursuant to the procedure described in Section 4 of the Offer to Exchange and in the instructions to this Election Form will constitute my acceptance of the terms and conditions of the Offer. Leap’s acceptance for exchange of Options tendered pursuant to the Offer will constitute a binding agreement between Leap and me upon the terms and subject to the conditions of the Offer.

      I am the registered holder of the Options tendered hereby, and my name, social security number or other identification number and other information appearing below are true and correct. In the appropriate boxes of the table, I have listed for each Option the grant date, the exercise price and the number of Option Shares for which the Option remains outstanding (i.e., unexercised), and the name of the Eligible Plan under which each tendered Option was granted. If I am married, my spouse has signed where indicated below on page 5.

      Subject to the terms and conditions of the Offer, I understand that I may tender all, some or none of my Eligible Options outstanding under the Eligible Plans and that I am not required to tender any of such options in the Offer, except that if I choose to tender any of my Eligible Options, I must tender all of my Required Options. I also understand that all such Options properly tendered prior to the Expiration Date and not properly withdrawn will be exchanged for the New Options upon the terms and subject to the conditions of the Offer, including the conditions described in Sections 1 and 7 of the Offer to Exchange. The term “Expiration Date” means 9:00 p.m., Pacific Time, on December 18, 2001, unless and until Leap, in its discretion, has extended the period of time during which the Offer will remain open, in which event the term “Expiration Date” refers to the latest time and date at which the Offer, as so extended, expires.

      I recognize that, under certain circumstances set forth in the Offer to Exchange, Leap may terminate or amend the Offer and postpone its acceptance for exchange and cancellation of any Options tendered for exchange. In any such event, I understand that the Options I am tendering will remain intact at their original price and terms.

      The Offer is not being made to (nor will tenders of Options be accepted from or on behalf of) holders in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction.

      All capitalized terms used in this Election Form but not defined shall have the meaning ascribed to them in the Offer to Exchange.

      I hereby tender the following Eligible Options and Required Options:

Name of Stock
	Exercise Price	Total Number of		Option Plan
	of Option	Option Shares	Option	under which
Option	(Per Option	Subject to	Grant No.	Option Was
Grant Date(1)	Share)	Option(2)	(If Available)	Granted(3)

$

$

$

$

$

$

$

(1)	List each tendered Option on a separate line even if more than one Option was granted on the same date.

(2)	Provide the total number of Option Shares for which the Option remains outstanding (i.e., for which the Option has not been exercised) in this column. All such Option Shares for each grant you specify herein must be tendered.

(3)	Identify the stock option plan under which the Option was granted (i.e. 1998 Plan, Cricket Plan or 2001 Plan).

      If your options were granted by Cricket Communications, you should list in the table above the number of shares of Leap common stock subject to your tendered Options resulting from application of the exchange ratio applicable to the Cricket merger, and not the number of shares of stock of Cricket for which the option was originally granted. If the individual option summary provided to you lists Options granted under the Cricket Plan, the number of Option Shares subject to such Options already has been adjusted for the exchange ratio.

HOLDER PLEASE SIGN HERE

(SEE INSTRUCTIONS 1 AND 4)

      You must provide the information requested below, and you and your spouse, if any, must sign below where indicated. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, please set forth the signer’s full title and include with this Election Form proper evidence of the authority of such person to act in such capacity.

SIGNATURE OF OWNER

(Signature of Holder or Authorized Signatory)	----------------------------------------------------- (Signature of Holder’s Spouse)

(Holder’s Name, Please Print in Full)	----------------------------------------------------- (Capacity of Authorized Signatory, If Applicable)

Date: ---------------------------------------- , 2001	Office Location:
Address:	Region:

Telephone: ( )

E-mail:

Tax ID/ Social Security No./ Other Identification No.:

INSTRUCTIONS

      1. Delivery of Election Form. A properly completed and duly executed original of this Election Form (pages 1-5) (or a facsimile thereof), and any other documents required by this Election Form, must be received by Leap at its address or at its facsimile number set forth on the front cover of this Election Form on or before the Expiration Date.

      THE METHOD BY WHICH YOU DELIVER ANY REQUIRED DOCUMENTS IS AT YOUR ELECTION AND RISK, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY LEAP. IF YOU ELECT TO DELIVER YOUR DOCUMENTS BY MAIL, LEAP RECOMMENDS THAT YOU USE CERTIFIED MAIL WITH RETURN RECEIPT REQUESTED. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY. LEAP WILL NOT ACCEPT DELIVERY BY E-MAIL.

      Tenders of Options made pursuant to the Offer may be withdrawn at any time prior to the Expiration Date. If the Offer is extended by Leap beyond that time, you may withdraw your tendered Options at any time until the extended expiration of the Offer. In addition, unless Leap accepts your tendered Options before 9:00 p.m., Pacific Time, on January 17, 2002, you may withdraw your tendered Options at any time thereafter until they are accepted for exchange. To withdraw your tendered Options, you must deliver a written notice of withdrawal, or a facsimile thereof, with the required information to Leap while you still have the right to withdraw the tendered Options. Withdrawals may not be rescinded, and any Options withdrawn will thereafter be deemed not properly tendered for purposes of the Offer unless such withdrawn Options are properly re-tendered prior to the Expiration Date by following the procedures described above. No Required Options may be withdrawn unless all Eligible Options are withdrawn.

      Leap will not accept any alternative, conditional or contingent tenders. All tendering optionees, by execution of this Election Form (or a facsimile of it), waive any right to receive any notice of the acceptance of their tender, except as provided for in the Offer to Exchange.

      2. Inadequate Space. If the space provided herein is inadequate, please add a separate sheet to complete the information requested by the table on page 4 of this Election Form regarding the Options to be tendered.

      3. Tenders. If you intend to tender any Options pursuant to the Offer, you must complete the table on page 4 of this Election Form by providing the following information for each Option that you intend to tender: grant date, exercise price (per Option Share), total number of Option Shares which remain subject to the Option (which must be all unexercised Option Shares subject to the Option), option identification number (if available) and the name of the stock option plan under which the grant was made. You may tender all, some or none of your Eligible Options, but you may not tender less than the entire outstanding portion of a particular Option. In addition, if you tender any Options, you must tender all of your Required Options. Accordingly, if you choose to tender one or more of your Eligible Options, you will automatically be deemed thereby to have tendered all of your Required Options for exchange and cancellation, whether or not you include those Required Options in the table on page 4 of this Election Form. This does not change your responsibility to properly complete this Election Form.

      In addition, if your options were granted by Cricket Communications, you should list in the table on page 4 hereof the number of shares of Leap common stock subject to your tendered Options resulting from application of the exchange ratio applicable to the Cricket merger, and not the number of shares of stock of Cricket for which the option was originally granted. If the individual option summary provided to you lists Options granted under the Cricket Plan, the number of Option Shares subject to such Options already has been adjusted for the exchange ratio.

      4. Important Tax Information. You should refer to Section 15 of the Offer to Exchange, which contains important U.S. federal income tax information. In some countries, the application of local taxation rules may have important consequences to those employees. You are strongly encouraged to consult with your own tax advisors as to the consequences of your participation in the Offer.

      5. Copies. You should make a copy of this Election Form, after you have completed and signed it, for your records.